SCHEDULE A

Funds to be Serviced Under Administrative Services Agreement

DUNHAM FUNDS

Dunham Corporate/Government Bond Fund
Dunham High-Yield Bond Fund
Dunham Real Estate Stock Fund
Dunham Appreciation & Income Fund
Dunham International Stock Fund
Dunham Large Cap Value Fund
Dunham Small Cap Value Fund
Dunham Large Cap Growth Fund
Dunham Emerging Markets Stock Fund
Dunham Small Cap Growth Fund
Dunham Monthly Distribution Fund*
Dunham Loss Averse Equity Income Fund*
Dunham Focused Large Cap Growth Fund*
Dunham Alternative Income Fund*
Dunham Alternative Strategy Fund*
Dunham Floating Rate Bond Fund*
Dunham International Opportunity Bond Fund*

*This schedule was amended on:

May 14, 2008 to add Dunham Monthly Distribution Fund;

March 23, 2010 to add Dunham Loss Averse Growth Fund (now named Dunham Loss Averse Equity Income Fund);

September 20, 2011 to add Dunham Focused Large Cap Growth Fund;

June 19, 2012 to add Dunham Alternative Income Fund;

December 18, 2012 to add Dunham Alternative Strategy Fund;

September 17, 2013 to add Dunham Floating Rate Bond Fund and Dunham International Opportunity Bond Fund.

AMENDED SCHEDULE B

ADMINISTRATIVE SERVICE FEE SCHEDULE

Amendment dated as of the 1st day of May, 2013, to the Administrative Services Agreement dated January 15, 2008, by and between the Dunham Funds and Gemini Fund Services, LLC.

ADMINISTRATIVE SERVICE FEE

For the services rendered by the Administrator in its capacity as administrator to those funds listed on Schedule A (collectively, “Dunham Funds”), Dunham Funds shall pay the Administrator within ten (10) days after receipt of an invoice from the Administrator at the beginning of each month, a fee equal to the greater of the following (pro-rating for partial months), approved by the Board of Trustees of the Trust for inclusion hereunder:

NET ASSET CHARGE (based upon prior month average net assets of the Series as a whole):

Assets up to $250 million………………….

7 basis points (0.07%)

Assets from $250 million to $500 million…

6 basis points (0.06%)

Greater than $500 million………………….

5 basis points (0.05%)

Greater than $1 billion……………………..

3 basis points (0.03%)

OR

MINIMUM FEE:

$400,000 per year

Plus $250 per quarter for Fin 48 compliance

STATE REGISTRATION (BLUE SKY) FEES

The fees enumerated above include the initial state registration, renewal and maintenance of registrations (as detailed in Paragraph 1(1) DUTIES OF THE ADMINISTRATOR) for three (3) states.  Each additional state registration requested will be subject to the following fees per fund:

Initial registration………….

$295

Registration renewal……….

$150

Sales reports (if required)….

$25.00

OUT OF POCKET EXPENSES

Each fund shall reimburse the Administrator for any out-of-pocket expenses, exclusive of salaries, advanced by the Administrator in connection with but not limited to the printing or filing of documents for the fund, travel, telephone, quotation services, facsimile transmissions, stationery and supplies, record storage, postage, telex, and courier charges, incurred in connection with the performance of its duties hereunder.  The Administrator shall provide the fund with a monthly invoice of such expenses and the fund shall reimburse the Administrator within fifteen (15) days after receipt thereof.

SPECIAL REPORTS

All reports and/or analyses requested by the Trust, its auditors, legal counsel, portfolio manager, or any regulatory agency having jurisdiction over the Trust, that are not in the normal course of fund administrative activities as specified in Section 1 of the Agreement shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

Labor:

Senior staff - $150.00/hr.

Junior staff - $75.00/hr.

Computer time - $45.00/hr.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DUNHAM FUNDS	GEMINI FUND SERVICES, LLC
By: /s/Jeffrey A. Dunham	By: Kevin Wolf
Name: Jeffrey A. Dunham Title: President and Chief Executive Officer	Name: Kevin Wolf Title: President

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